EXHIBIT 10.24
Trust Agreement

This Trust Agreement (the “Agreement”) is entered into on September 5, 2009 in the conference room of Xingtai Zhongding Jiye Real Estate Development Co., Ltd. (the “Company”) by and between:

Party A: Guo Jianfeng (Hereinafter referred to as “Trustor”);
Party B: Xie Yuelai (Hereinafter referred to as “Trustee”);

In this Agreement, Trustor and Trustee hereinafter will be collectively called Parties and individually be called a Party.

Whereas:

1. Trustor made the contribution equivalent to the amount of RMB 6,400,000 to the Company and is the beneficial owner of the corresponding 8% share equity of the Company (the “Trusted Share Equity”);

2. Trustor hereby intends to entrust the Trustee to hold the Trusted Share Equity;

3. Trustee hereby agrees to be entrusted to hold the Trusted Share Equity.

Therefore, based on the principles of equality and mutual benefit and in accordance with the relative laws and regulations of the People’s Republic of China (the “PRC”)，the Parties consent to enter into this Agreement through friendly negotiation.

Article 1 the Trust

1.1 The Trusted Share Equity

The Trusted Share Equity shall have the meaning of the contribution, the amount of which equals to RMB 6,400,000, made by the Trustor, the corresponding 8% share equity and all rights and obligations attached to the said share equity. Trustor hereto hereby agrees to entrust the Trusted Share Equity pursuant to the terms and conditions as stipulated in this Agreement. Trustee hereto hereby agrees to hold the Trusted Share Equity in lieu of the Trustor under the same terms and conditions. The Parties further to confirm that the Trusted Share Equity will be registered in the name of the Trustee and the Truster will remain to be the actual investor. All shareholder’s rights, including but not limited to management, operation, profit distribution, etc. of the Company shall be enjoyed by the Trustor and the related obligations and operation risks shall be assumed by the Trustor.

1.2 the Trust Period

The Trust period will start as of the date of the effectiveness of this Agreement to the earliest of the date on which: (1) the Parties agrees to transfer the Trusted Share Equity to any third party, or (2) the Parties agree to terminate this Agreement, or (3) the Company is wound up.(the “Trust Period”)

1.3 Excise of the Shareholder’s Rights

Trustee shall positively cooperate with the Trustor or the Company under the circumstances that the Trustor or the Company requires the Trustee to execute relative documents for the purpose of the normal and legal operations of the Company. Therefore, Trustee shall issue a power of attorney to the Trustor, which shall authorize the Trustor with all shareholder’s rights attached in the Trusted Share Equity. The power of attorney will be one exhibit of this Agreement constituting an integral part of this Agreement (see Exhibit 1). All legal consequences arising from the exercise of the shareholder’s rights shall be burdened by the Trustor.

Article 2 Rights and Obligations of the Parties

2.1 Rights and obligations of the Trustor during the Trust Period shall contain as follows:

(1) Trustor has the right to know the operation details at any time and make any proposals;
(2) if the Company distribute dividends to its shareholders, allots shares and so on during the Trust Period, Trustor shall immediately be entitled to obtain such dividends, shares and any other benefits;
(3) in the event that the Trustee suffers any losses due to not for the Trustee’s personal reason as the nominal shareholder of the Company, Trustor shall compensate the losses of the Trustee;
(4) any other rights and obligations of the Trustor stipulated in this Agreement.

2.2 Rights and obligations of the Trustee during the Trust Period shall contain as follows:

(1) Trustee shall exercise the shareholder’s rights of Article 1.3 on his/her best efforts as instructed entirely by the Trustor, maintain necessary discretion and accept the supervision of the Trustor;
(2) Trustee shall be not permitted to authorize the shareholder’s management rights to other parties without the written consent of the Trustor;
(3) Trustee shall report to the Trustor any significant matters concerning operation of the Company which the Trustee knows or should know.
(4) if the Company distribute dividends to its shareholders, allots shares and so on during the Trust Period, Trustee shall immediately pay current dividends to the Trustor and inform the related items in respect of allocated shares of the Trustor and conduct any steps per the instruction of the Trustor;
(5) any other rights and obligations of the Trustee stipulated in this Agreement.

Article 3 Representations and Warranties

The Parties hereto hereby represent and warrant to each other as of the date of the execution of this Agreement that:
(1) the Parties have right to execute the Agreement and have the ability to perform the same;
(2) the Parties have conducted all necessary corporate actions in order to execute and perform this Agreement;
(3) the Parties have authorize their respective authorized representatives to execute this Agreement;
(4) either Party has no other reasons that will prevent this Agreement from becoming a binding and effective agreement between the Parties after execution;
the Parties shall not influence the effectiveness of the Agreement as of the execution date and the binding
(5): the execution and the performance of the obligations under this Agreement will not:
(a) be against any provision of the business license, articles of association and other similar documents of the Company;
(b) be against laws and regulations of the PRC and any authorization or permit of Chinese government;
(c) be against or result in a breach of any contract or agreement to which either Party is a party or by which it is bound.

Article 4 Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the Parties hereto with seals affixed.

Article 5 Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either Party constitutes breach of contract and the breaching party shall compensate the non-breaching Party for the loss incurred as a result of this breach.

Article 6 Force Majeure

The failure of either Party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed as breach of contract. The affected Party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the Parties hereto.

Article 7 Governing Law

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article 8 Settlement of Dispute

Any disputes under the Agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, either Party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission in Beijing. The place of arbitration is Beijing. The arbitration award shall be final and binding on both Parties.

Article 9 Confidentiality

9.1 The Parties hereto agree to cause its employees or representatives who haves access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the consent of the other Party, otherwise such Party or personnel shall assume corresponding legal liabilities.

9.2 The obligations of confidentiality under Section 1 of this Article shall survive after the termination of this Agreement.

Article 10 Severability

10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2 In the event of the foregoing paragraph, the Parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Non-waiver of Rights

11.1 Any failure or delay by any Party in exercising its rights under this Agreement shall not constitute a waiver of such right.

11.2 Any failure of any Party to demand the other Party to perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand the other party to perform such obligations later.

11.3 If one Party excuses the non-performance by other Party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other Party of the same provision.

Article 12 Non-transferability

Unless otherwise specified under this Agreement, no Party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written consent from the other Party.

Article 13 Miscellaneous

13.1 Any amendment entered into by the Parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

13.2 This Agreement is executed in Chinese in duplicate. Either Party shall hold one copy.

13.3 In witness whereof, the Parties have executed this Agreement as of the date first written above.

Remainder of the Page Intentionally Left Blank

(Signature Page)

Trustor:

(Signature) : _______________________

Trustee:

(Signature) : _______________________

Exhibit 1

Power of Attorney

I hereby authorize Guo Jianfeng to be present in the shareholders’ meeting of Xingtai Zhongding Jiye Real Estate Development Co., Ltd. (Hereinafter referred to as the “Company”) and to exercise the voting rights concerning the resolutions of all matters in the shareholders’ meeting (the “Authorization”).

The valid period of this Power of Attorney shall equal to the period when I hold the 8% share equity of the Company.

This authorization is irrevocable.

Authorizer: Xie Yuelai
Date: